Exhibit 5.1

[LETTERHEAD OF BALCH & BINGHAM LLP]

October 14, 2005

Nexity Financial Corporation

3500 Blue Lake Drive, Suite 330

Birmingham, Alabama 35243

Re:	Nexity Financial Corporation Registration Statement on Form S-8
Relating to its Incentive Stock Compensation Plan

Ladies and Gentlemen:

We are familiar with the proceedings taken and proposed to be taken by Nexity Financial Corporation, a Delaware corporation (the “Company”) in connection with the proposed issuance by the Company of shares of its common stock, par value $0.01 per share, pursuant to the Company’s Incentive Stock Compensation Plan (the “Plan”). We have also acted as counsel for the Company in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, of the Registration Statement on Form S-8 referred to in the caption above. In this connection we have reviewed such documents and matters of law as we have deemed relevant and necessary as a basis for the opinions expressed herein.

Upon the basis of the foregoing, we are of the opinion that:

(i) The Company is a corporation duly organized and existing under the laws of the State of Delaware;

(ii) The shares of common stock of the Company referred to above, to the extent actually issued by the Company, will, when issued in accordance with the terms of the Plan and instruments executed pursuant to the Plan, be duly and validly authorized and issued and will be fully paid and non-assessable shares of common stock of the Company;

(iii) Under the laws of the State of Delaware, no personal liability attaches to the ownership of the shares of common stock of the Company

We hereby consent to the filing of this opinion as an exhibit to the above-referenced registration statement. In consenting to the inclusion of our opinion in the Registration Statement, we do not hereby admit that we are a person whose consent is required pursuant to Section 7 of the Securities Act of 1933, as amended.

Nexity Financial Corporation

October 14, 2005

Sincerely yours,

BALCH & BINGHAM LLP

/s/ Michael D. Waters
Michael D. Waters

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